UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          June 5, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                1-12762               62-1543819
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)

                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other event.

The Company released the following press release on May 30, 1997:

Memphis, TN: May 30, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 336-unit Oaks at Deerwood apartment community in Jacksonville, Florida for a total of $15.2 million. The property is encumbered by a $14.7 million tax-free bond which the Company purchased at closing and which it plans to remarket during the next year. MAA used its $90 million unsecured line of credit to finance the transactions.

Built in 1987, Oaks at Deerwood is located on Baymeadows Rd in the southwestern part of the city and is presently 93% occupied with an average monthly rent of $604. This acquisition brings
MAA's presence in Jacksonville to 2,118 apartments.

Mid-America  Apartment  Communities is a  self-managed  apartment
REIT which owns 21,458 units at 80 properties throughout the southeastern U.S. and Texas.


For further information, contact Simon R.C. Wadsworth: 901-682-6600.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES, INC.


Date:  June 5, 1997        /s/ Simon R.C. Wadsworth
     ------------------    --------------------------------
                           Simon R.C. Wadsworth
                           Executive Vice President
                           (Principal Financial and Accounting Officer)